SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 26, 2018

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 644-6081

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Shareholders of TSYS was held on April 26, 2018. TSYS’ shareholders voted on the following three proposals which are detailed in TSYS’ definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 14, 2018, and cast their votes as described below.

Proposal 1

TSYS’ shareholders elected twelve individuals to the Board of Directors as set forth below:

Name	For	Against	Abstain	Broker Non-Vote
F. Thaddeus Arroyo	132,899,322	1,326,799	107,950	22,656,210
Kriss Cloninger III	129,152,876	5,068,014	103,181	22,656,210
Walter W. Driver, Jr.	128,763,900	5,450,716	109,455	22,656,210
Sidney E. Harris	125,378,430	8,843,815	101,826	22,656,210
William M. Isaac	132,857,060	1,360,819	106,192	22,656,210
Mason H. Lampton	129,966,246	4,263,478	94,347	22,656,210
Connie D. McDaniel	133,118,802	1,106,671	98,598	22,656,210
Richard A. Smith	133,911,504	170,544	242,023	22,656,210
Philip W. Tomlinson	125,987,058	8,250,370	86,643	22,656,210
John T. Turner	120,508,100	11,689,670	2,126,301	22,656,210
Richard W. Ussery	129,968,098	4,272,409	83,564	22,656,210
M. Troy Woods	127,212,292	6,415,599	696,180	22,656,210

Proposal 2

TSYS’ shareholders ratified the appointment of KPMG LLP as the independent auditor of TSYS for the fiscal year ending December 31, 2018 as set forth below:

For	Against	Abstain
152,490,220	4,289,200	200,861

Proposal 3

TSYS’ shareholders approved, on an advisory basis, TSYS’ executive compensation as set forth below:

For	Against	Abstain	Broker Non-Vote
129,245,430	4,752,300	326,341	22,656,210

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Dated: April 27, 2018	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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